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                          MMC CAPITAL TECH GP II, L.P.
                        (a Delaware limited partnership)



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                              AMENDED AND RESTATED

                         LIMITED PARTNERSHIP AGREEMENT

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                           Dated as of August 22, 2000

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                                TABLE OF CONTENTS


                                    ARTICLE I

                               ORGANIZATION, ETC.

1.1      Continuation.....................................................1
1.2      Name and Offices.................................................2
1.3      Fiscal Year......................................................3


                                   ARTICLE II

                               PURPOSES AND POWERS

2.1      Purposes.........................................................3
2.2      Powers of the Partnership........................................3


                                   ARTICLE III

              CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; ALLOCATIONS

3.1      Capital Contributions............................................4
3.2      Capital Accounts.................................................5
3.3      Adjustments to Capital Accounts..................................5
3.4      Sharing of Carried Interest; Points..............................5
3.5      Allocations......................................................6
3.6      Tax Matters......................................................8
3.7      Excused Investment...............................................9
3.8      Estate Partners..................................................9


                                   ARTICLE IV

                           DISTRIBUTIONS; WITHHOLDING

4.1      Withdrawal of Capital............................................9
4.2      Distributions....................................................9
4.3      Holdback Accounts...............................................12
4.4      Return of Distributions.........................................13
4.5      Limitations on Distributions....................................14
4.6      Withholding.....................................................15



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                                    ARTICLE V

                               MANAGEMENT; VOTING

5.1      Partners........................................................15
5.2      The General Partners............................................15
5.3      Ability to Bind the Partnership.................................17
5.4      Actions and Determinations of the Partnership...................17
5.5      Voting..........................................................17
5.6      Discretion......................................................17


                                   ARTICLE VI

                   LIABILITY, EXCULPATION AND INDEMNIFICATION

6.1      Liability.......................................................18
6.2      Exculpation.....................................................18
6.3      Indemnification.................................................19


                                   ARTICLE VII

                     BOOKS AND RECORDS; REPORTS TO PARTNERS

7.1      Books and Records...............................................21
7.2      United States Federal, State and Local Income Tax Information...21
7.3      Reports to Partners.............................................21


                                  ARTICLE VIII

                   ADMISSION OF ADDITIONAL PARTNERS; TRANSFERS

8.1      Admission of Additional Partners................................21
8.2      Transfer by Partners............................................22
8.3      Further Actions.................................................22


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                                   ARTICLE IX

                   SPECIAL ASSIGNEES AND CERTAIN OTHER MATTERS

9.1      Becoming a Special Assignee.....................................23
9.2      Consequences of Special Assignee Status.........................23
9.3      Economic Rights of Special Assignees............................24


                                    ARTICLE X

                   DURATION AND TERMINATION OF THE PARTNERSHIP

10.1     Duration........................................................27
10.2     Winding Up......................................................27
10.3     Final Distribution..............................................28
10.4     Time for Liquidation, etc.......................................28
10.5     Termination.....................................................28
10.6     Death, Legal Incapacity, etc....................................28


                                   ARTICLE XI

                                   DEFINITIONS

11.1     Definitions.....................................................29



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                                   ARTICLE XII

                                  MISCELLANEOUS

12.1     Notices.........................................................38
12.2     Counterparts....................................................38
12.3     Table of Contents and Headings..................................38
12.4     Successors and Assigns..........................................38
12.5     Severability....................................................38
12.6     Governing Law...................................................38
12.7     Confidentiality.................................................39
12.8     Survival of Certain Provisions..................................39
12.9     Waiver of Partition.............................................39
12.10    Power of Attorney...............................................39
12.11    Modifications...................................................41
12.12    Entire Agreement................................................41
12.13    Further Actions.................................................41

Schedule A -- Partnership Register

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         This Amended and Restated Limited Partnership Agreement (as from time to time amended, supplemented or restated, this "AGREEMENT") of MMC CAPITAL TECH GP II, L.P. (formerly known as Marsh & McLennan Capital Tech GP II, L.P.), a Delaware limited partnership (the "PARTNERSHIP"), is made and entered into as of August 22, 2000 among: SF Tech Fund II, a Delaware limited liability company; CD Tech Fund II, LLC, a Delaware limited liability company; and Marsh & McLennan Tech GP II, Inc., a Delaware corporation ("GP II") (collectively, the "GENERAL PARTNERS"); and the Persons identified on the signature pages hereto as Limited Partners as of the date hereof (the "LIMITED PARTNERS"); and the other Persons from time to time listed as Limited Partners on the Partnership Register (together with the General Partners, the "PARTNERS", such term to include any Person hereinafter admitted to the Partnership as a Limited Partner or General Partner, as the case may be, and to exclude any Person that ceases to be a Partner in accordance with the terms hereof). Certain capitalized terms used herein without definition have the meanings specified in Article XI.

         WHEREAS, the Partnership is a limited partnership, organized under the laws of the State of Delaware pursuant to the Act and among the General Partners and the Limited Partners; and

         WHEREAS, the Partnership was formed on April 3, 2000 by the filing of the Certificate of Limited Partnership of the Partnership (as it has been and may be amended from time to time, the "CERTIFICATE") in the Office of the Secretary of State of the State of Delaware (the "SECRETARY OF STATE") and constituted pursuant to the Limited Partnership Agreement of the Partnership, dated as of April 3, 2000 (the "INITIAL AGREEMENT"); and

         WHEREAS, the Partners seek to amend and restate the Initial Agreement in its entirety;

         NOW, THEREFORE, in consideration of the premises and mutual promises contained in this Agreement, the parties hereto hereby amend and restate the Initial Agreement in its entirety and agree as follows:

                                   ARTICLE I

                               ORGANIZATION, ETC.

1.1      CONTINUATION.


          (a) GENERAL. The Partners hereby agree to continue the Partnership as a limited partnership subject to the terms of this Agreement and under and pursuant to the provisions of the Act and agree that the rights, duties and liabilities of the Partners shall be as provided in the Act, except as otherwise provided herein.

          (b) ADMISSIONS. Upon the execution of this Agreement or a counterpart of this Agreement, each of the General Partners shall continue as General Partners and each of the Persons who were limited partners of the Partnership immediately prior to the amendment and restatement hereby of the Initial Agreement shall continue as Limited Partners, and each of the other Persons listed on Schedule A hereto shall be admitted to the Partnership as a Limited Partner. Subject to the other provisions of this Agreement, a Person may be admitted as a Partner of the Partnership at the time that (I) this Agreement or a counterpart of this Agreement and any other documents requested by any of the General Partners are executed by or on behalf of such Person and (II) such Person is listed on the Partnership Register.

          (c) PARTNERSHIP REGISTER. The General Partners shall cause to be maintained in the principal office of the Partnership a register setting forth, with respect to each Partner, such Partner's name, mailing address, Capital Commitment, total Capital Contributions to date, Minimum Ordinary Points, Minimum Special Points and, with respect to each Portfolio Investment, the number of Ordinary Points and Special Points allocated to each Partner and the Capital Contribution made by each Partner, and such other information as the General Partners may deem necessary or desirable (the "PARTNERSHIP REGISTER"). The General Partners shall from time to time update the Partnership Register as necessary to maintain the accuracy of the information contained therein. Except as may otherwise be provided herein, any reference in this Agreement to the Partnership Register shall be deemed to be a reference to the Partnership Register as in effect from time to time. The form of Partnership Register as in effect on the date hereof shall be attached hereto as Schedule A, and each Partner shall receive as the Schedule A attached to such Partner's Agreement the information set forth on the Partnership Register on the date hereof with respect to such Partner's interest in the Partnership, PROVIDED that no Limited Partner shall have the right to any information set forth on the Partnership Register with respect to any other Partner. No action of any Limited Partner, and no amendment of any Schedule A to this Agreement, shall be required to amend or update the Partnership Register.

          1.2 NAME AND OFFICES. The name of the Partnership heretofore formed and continued hereby is "MMC Capital Tech GP II, L.P." The registered office of the Partnership in the State of Delaware is initially located at 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801, and the registered agent for service of process on the Partnership at such address is Corporation Trust Center. At any time, the General Partners may designate another registered agent for service of process and/or registered office upon notice to the Limited Partners in accordance with the terms of this Agreement.

         The Partnership shall have its initial principal office for its activities at 20 Horseneck Lane, Greenwich, Connecticut 06830. The General Partners may from time to
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time have such other office or offices within or without the State of Delaware as may be designated by the General Partners.

          1.3 FISCAL YEAR. The fiscal year of the Partnership (the "FISCAL YEAR") shall end on the 31st day of December in each year. The Partnership shall have the same fiscal year for income tax and for financial and accounting purposes.

                                   ARTICLE II

                               PURPOSES AND POWERS

          2.1 PURPOSES. Subject to the other provisions of this Agreement, the purposes of the Partnership are to serve as general partner of the Fund; to acquire, hold and dispose of Securities; and to engage in such activities as the General Partners deem necessary, advisable, convenient or incidental to the foregoing, in all cases subject to the Act.

          2.2 POWERS OF THE PARTNERSHIP.

          (a) POWERS GENERALLY. The Partnership shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose set forth in
Section 2.1, including, but not limited to, the power and authority:

                    (i) to direct the formulation of investment policies and strategies for the Partnership and the Fund, direct the investment activities of the Partnership and the Fund, and select and approve the investment of the funds of the Partnership and the Fund;

                    (ii) to acquire, hold, manage, own, sell, transfer, convey, assign, exchange, pledge or otherwise dispose of Securities, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to Securities, including, without limitation, the voting of Securities, the approval of a restructuring of an investment in Securities, participation in arrangements with creditors, the institution and settlement or compromise of suits and administrative proceedings and other similar matters;

                    (iii) to establish, have, maintain or close one or more offices within or without the State of Delaware and in connection therewith to rent or acquire office space and to engage personnel;

                    (iv) to open, maintain and close bank accounts and draw checks or other orders for the payment of money and open, maintain and close brokerage, mutual fund and similar accounts;


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                    (v) to hire consultants, custodians, attorneys, accountants and such other agents and employees for the Partnership as it may deem necessary or advisable, and authorize any such agent or employee to act for and on behalf of the Partnership;

                    (vi) to make and perform such other agreements and undertakings as may be necessary or advisable to the carrying out of any of the foregoing powers, objects or purposes;

                    (vii) to enter into the Fund Agreement, and cause the Fund to enter into Subscription Agreements with its limited partners and other agreements and documents in connection with the admission of Persons as limited partners of the Fund;

                    (viii) to bring and defend actions and proceedings at law or in equity or before any governmental, administrative or other regulatory agency, body or commission; and

                    (ix) to carry on any other activities necessary to, in connection with or incidental to any of the foregoing, the Partnership's business or the Fund's business.

          (b) FUND AGREEMENT. Notwithstanding any other provision of this Agreement, the Partnership, and any General Partner on behalf of the Partnership, is hereby authorized to execute, deliver and perform its obligations under the Fund Agreement.

                                  ARTICLE III

                         CAPITAL CONTRIBUTIONS; CAPITAL
                              ACCOUNTS; ALLOCATIONS

          3.1 CAPITAL CONTRIBUTIONS. Each Partner shall make cash Capital Contributions to the Partnership in the aggregate amount of the Capital Commitment set forth opposite such Partner's name on the Partnership Register. Except as otherwise provided herein, the Partners shall make such Capital Contributions to the Partnership PRO RATA in accordance with their respective Capital Commitments at such times and in such amounts as are sufficient to meet Partnership Expenses or enable the Partnership to contribute the amount of capital required to be contributed by the Partnership to the Fund pursuant to the applicable provisions of the Fund Agreement, PROVIDED that Capital Contributions to fund any Portfolio Investments shall be made by the Partners participating in such Portfolio Investment PRO RATA in accordance with their respective Remaining Capital Commitments and PROVIDED, FURTHER, that in respect of each Partner such Partner's aggregate Capital Contributions shall not exceed such Partner's Capital Commitment.


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Each Partner's Remaining Capital Commitment shall be increased by any amounts returned to such Partner (I) pursuant to Section 4.2(b)(i) or (II) pursuant to
Section 4.2(b)(ii), to the same extent that such amounts would increase the remaining capital commitments of the limited partners of the Fund if such amounts had been distributed to them pursuant to the Fund Agreement.

          3.2 CAPITAL ACCOUNTS. There shall be established on the books and records of the Partnership a capital account (a "CAPITAL ACCOUNT") for each Partner.


          3.3 ADJUSTMENTS TO CAPITAL ACCOUNTS. As of the last day of each Period, the balance in each Partner's Capital Account shall be adjusted by (A) increasing such balance by (I) such Partner's allocable share of each item of Net Investment Profit and Net Profit for such Period (allocated in accordance with Section 3.5) and (II) the Capital Contributions, if any, made by such Partner during such Period and (B) decreasing such balance by (I) the amount of cash or the Value of Securities or other property distributed to such Partner pursuant to Article IV or X and (II) such Partner's allocable share of each item of Net Investment Loss and Net Loss for such Period (allocated in accordance with Section 3.5). Each Partner's Capital Account shall be further adjusted with respect to any special allocations or adjustments pursuant to this Agreement.

          3.4 SHARING OF CARRIED INTEREST; POINTS.

          (a) GENERAL. The Partnership's share of the carried interest in the Fund with respect to each Portfolio Investment shall be shared among the Partners of the Partnership based on the number of Ordinary Points and Special Points (collectively, the "POINTS") held by each Partner with respect to such Portfolio Investment. Subject to Section 3.4(c), there shall be a total of 1,000 Points allocated to the Partners with respect to each Portfolio Investment at the time such Portfolio Investment is made. Subject to Sections 3.4(b) and 3.4(c), prior to the consummation of a Portfolio Investment, each Partner shall be allocated, with respect to such Portfolio Investment, Ordinary Points equal to the Minimum Ordinary Points, if any, and Special Points equal to the Minimum Special Points, if any, in each case then listed with respect to such Partner on the Partnership Register, and, if the aggregate number of such Points is less than 1,000, the difference shall be allocated to one or more Partners as determined by a majority of the General Partners in their sole discretion, PROVIDED that (I) without the consent of GP II, no Ordinary Points or Special Points shall be allocated to CD Tech Fund II, LLC or to Charles A. Davis in excess of the Minimum Ordinary Points and Minimum Special Points, as the case may be, then listed with respect to such Partner on the Partnership Register and
(II) any Points allocated to any Partner and its Estate Partner shall be allocated between such Partner and such Estate Partner in proportion to their Capital Commitments. Subject to the provisos contained in the preceding sentence, any Points forfeited by a Partner who becomes a Special Assignee pursuant to Article IX shall be



                                       5
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reallocated to one or more Partners as determined by a majority of the then remaining General Partners in their sole discretion.

          (b) ZERO POINTS IF EXCUSED INVESTMENT. Notwithstanding anything to the contrary in Section 3.4(a), a Partner shall be allocated zero Points with respect to a Portfolio Investment if, pursuant to Section 3.7, such Partner is excused from making a Capital Contribution with respect to, or otherwise participating in, such Portfolio Investment.

          (c) ADDITIONAL PARTNERS; ADDITIONAL POINTS. In connection with the admission of any Additional Partner pursuant to Section 8.1, a majority of the General Partners voting on such admission shall determine (I) the Minimum Ordinary Points and Minimum Special Points, if any, to be listed with respect to such Partner on Schedule A of the Partnership Register, (II) the Ordinary Points and Special Points, if any, to be allocated to such Additional Partner with respect to one or more of the Portfolio Investments held by the Fund on the date of such Additional Partner's admission and (III) if such Additional Partner will be subject to the provision for Preferential Allocation and Distribution Amounts and, if so, which option (as described in the definitions of "Preferential Allocation Amount" and "Preferential Distributions Amount") will apply to such Additional Partner. The Points allocated to an Additional Partner pursuant to this Section 3.4(c) shall be newly created and for each newly created Point allocated to an Additional Partner pursuant to this Section 3.4(c) with respect to a Portfolio Investment, M&M Vehicle, L.P. and GP II shall be allocated a number of Points with respect to such Portfolio Investment such that M&M Vehicle, L.P. and GP II hold 24% and 1%, respectively, of the aggregate number of newly created Points with respect to such Portfolio Investment. The newly created Points allocated to the Partners pursuant to this Section 3.4(c) with respect to any Portfolio Investment shall not exceed 500.

          3.5 ALLOCATIONS.


          (a) ALLOCATIONS OF NET INVESTMENT PROFIT AND NET INVESTMENT LOSS. Except as otherwise provided herein, allocations shall be made as follows:

                    (i) The Net Investment Profit or Net Investment Loss for each Period allocated to the Partnership pursuant to section 7.1(b) of the Fund Agreement in respect of any Portfolio Investment shall be allocated to the Partners in proportion to the Capital Contributions used to fund such Portfolio Investment.

                    (ii) The Net Investment Profit or Net Investment Loss for each Period allocated to the Partnership pursuant to section 7.1(c)(ii) or 7.1(d)(i) of the Fund Agreement in respect of any Portfolio Investment shall be allocated to the Partners in proportion to the number of Points then held by each Partner with respect to such Portfolio Investment, PROVIDED, HOWEVER, that (A) the amount of


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          Net Investment Profit otherwise allocable to M&M Vehicle, L.P.
          pursuant to this Section 3.5(a)(ii) shall be reduced, but not below zero, by the aggregate Preferential Allocation Amounts of all Additional Partners indicated on the Partnership Register as being subject to the provision for Preferential Allocation and Distribution Amounts and (B) the amount of Net Investment Profit allocated to each Additional Partner indicated on the Partnership Register as being subject to the provision for Preferential Allocation and Distribution Amounts shall be increased by an amount equal to the product of (1) the amount described in clause (A) and (2) the quotient obtained by dividing such Additional Partner's Preferential Allocation Amount by the aggregate Preferential Allocation Amounts of all Additional Partners.

         (b) ALLOCATION OF NET PROFIT AND NET LOSS.

                    (i) The Net Profit or the Net Loss for any Period allocated to the Partnership pursuant to section 7.2(a) of the Fund Agreement in respect of any Bridge Financing shall be allocated among the Partners in proportion to the Capital Contributions of the Partners used to fund such Bridge Financing.

                    (ii) The Net Profit or the Net Loss for any Period allocated to the Partnership pursuant to section 7.2(b) of the Fund Agreement shall be allocated among the Partners in accordance with their respective Capital Commitments.

                    (iii) All other Net Profit, if any, and all other Net Loss, if any, for any Period shall be allocated among the Partners in accordance with their respective Capital Commitments.

          (c) SPECIAL ALLOCATIONS. Notwithstanding anything to the contrary in
Section 3.5(a) or 3.5(b), if, pursuant to section 4.1(b) of the Fund Agreement, a Bridge Financing ceases to be treated as a Bridge Financing and is treated as a Portfolio Investment, then the items of income, gain, deduction and loss allocated to the Partnership pursuant to section 7.3 of the Fund Agreement in respect of such Portfolio Investment shall be allocated to the Partners so that, as quickly as possible, the Capital Account balance of each Partner is equal to the Capital Account balance such Partner would have had if such Portfolio Investment had always been treated as a Portfolio Investment and never been treated as a Bridge Financing. The General Partners shall have the power to make such other allocations as necessary to give effect to the intent of this Section 3.5(c). Any allocations in respect of any such Portfolio Investment pursuant to
Section 3.5(b) and this Section 3.5(c) shall thereafter be treated as allocations pursuant to the appropriate clause of Section 3.5(a).


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


          (d) CAPITAL ACCOUNT DEFICITS. Notwithstanding the foregoing provisions of this Section 3.5, a Partner shall not be allocated his, her of its share of any item of loss or deduction if such Partner's Capital Account is negative or to the extent that such allocation would reduce such Partner's Capital Account below zero. Any item of loss or deduction or portion thereof which, but for the limitation provided in the immediately preceding sentence, would be allocated to a Partner, shall be allocated to each other Partner having a positive balance in his, her or its Capital Account PRO RATA in proportion to such other Partners' Capital Contributions or, if applicable, their Capital Commitments or Points with respect to such item, to the extent of such positive balance, and, if no Partner has a positive balance remaining in his, her or its Capital Account, proportionately to the General Partners. A Partner who would have been allocated an item of loss or deduction but for the limitation provided in the first sentence of this Section 3.5(d) shall thereafter share in items of income or gain only after the other Partners have been allocated 100% of such Partner's share of income and gain to the extent of (and among such other Partners in proportion to) the amount of loss and deduction allocated to such other Partners pursuant to the immediately preceding sentence.

          3.6 TAX MATTERS. The income, gains, losses, credits and deductions recognized by the Partnership shall be allocated among the Partners, for United States federal, state and local income tax purposes, to the extent permitted under the Code and the Treasury Regulations, in the same manner that each such item is allocated to the Partners' Capital Accounts. Notwithstanding the foregoing, the General Partners shall have the power to make such allocations for United States federal, state and local income tax purposes as may be necessary to maintain substantial economic effect, or to insure that such allocations are in accordance with the interests of the Partners in the Partnership, in each case within the meaning of the Code and the Treasury Regulations thereunder. Tax credits shall be equitably allocated by the General Partners. All matters concerning allocations for United States federal, state and local and non-U.S. income tax purposes, including accounting procedures, not expressly provided for by the terms of this Agreement shall be equitably determined in good faith by the General Partners. GP II is hereby designated as the tax matters partner of the Partnership as provided in the Treasury Regulations pursuant to section 6231 of the Code (and any similar provisions under any state, local or non-U.S. tax laws). Each Partner hereby consents to such designation and agrees that upon the request of the tax matters partner it will execute, certify, acknowledge, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent. The General Partners may, in their sole discretion, cause the Partnership to make the election provided for under section 754 of the Code. Each Partner shall provide to the Partnership upon request such information or forms which the General Partner may reasonably request with respect to the Partnership's compliance with applicable tax laws. The Partnership shall not participate in the establishment of an "established securities market" (within the meaning of section 1.7704-1(b) of the Treasury Regulations) or a "secondary market or



                                       8
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the substantial equivalent thereof" (within the meaning of section 1.7704-1(c)
of the Treasury Regulations) or, in either case, the inclusion of interests in the Partnership thereon. No Partner shall permit the Partnership to elect, and the Partnership shall not elect, to be treated as an association taxable as a corporation for United States federal, state or local income tax purposes under Treasury Regulations section 301.7701-3(a) or under any corresponding provision of state or local law.

          3.7 EXCUSED INVESTMENT. Notwithstanding Section 3.1 and 3.5, no Partner shall make a Capital Contribution with respect to, or otherwise participate in, any Portfolio Investment of the Fund if the General Partners have determined in their sole discretion that participation by such Partner in such Portfolio Investment might give rise to a conflict of interest or to a material tax or regulatory requirement for such Partner or the Partnership.

          3.8 ESTATE PARTNERS. Notwithstanding any other provision of this Agreement, Capital Commitments and Capital Contributions of, and allocations to, any Partner and its Estate Partner (including, without limitation, pursuant to Section 4.4) shall be apportioned between such Partner and such Estate Partner in proportion to their Capital Commitments.

                                   ARTICLE IV

                           DISTRIBUTIONS; WITHHOLDING

          4.1 WITHDRAWAL OF CAPITAL. Except as otherwise expressly provided in this Article IV or in Article X, no Partner shall have the right to withdraw capital from the Partnership or to receive any distribution or return of, or interest on, his Capital Contribution.

          4.2 DISTRIBUTIONS.

          (a) FORM OF DISTRIBUTIONS. Subject to the other provisions of this
Article IV, as determined by a majority of the General Partners, the Partnership shall, at any time and after payment of any Partnership Expenses and establishing reasonable reserves for material anticipated obligations or commitments of the Partnership, promptly distribute cash or Securities to the Partners, PROVIDED that no reserve shall be established with respect to any anticipated Clawback Amount, or any anticipated Hurdle Clawback Amount, other than pursuant to Section 4.3. Upon a distribution of Securities, the Securities distributed shall be valued in accordance with the valuation provisions of the Fund Agreement, and such Securities shall be deemed to have been sold at such value and the proceeds of such sale shall be deemed to have been distributed to the Partners for all purposes of this Agreement. Subject to Sections 10.2 and 10.3, Securities distributed



                                       9
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in kind shall be distributed in proportion to the aggregate amounts that would be distributed to each Partner pursuant to this Section 4.2, such aggregate amounts to be estimated in the good faith judgment of the General Partners. The Partnership may cause certificates evidencing any Securities to be distributed to be imprinted with legends as to such restrictions on Transfer as it may deem necessary or appropriate, including legends as to applicable United States federal or state or non-U.S. securities laws or other legal or contractual restrictions, and may require any Partner to which Securities are to be distributed to agree in writing (I) that such Securities will not be transferred except in compliance with such restrictions and (II) to such other matters as may be deemed necessary or appropriate. Notwithstanding the foregoing, at the request of any Partner, the General Partners may cause the Partnership to dispose of any property that would be distributed to such Partner pursuant to this Section 4.2(a) and distribute the net proceeds of such disposition to such Partner and such Partner shall bear all out-of-pocket expenses incurred to effect such sale, PROVIDED, HOWEVER, that the General Partners shall only be required to effect such disposition to the extent such distribution (A) would cause such Partner to own or control in excess of the amount of such property that it may lawfully own, (B) would subject such Partner to any material filing or regulatory requirement, or would make such filing or requirement more burdensome, or (C) would violate any applicable legal or regulatory restriction, and PROVIDED, FURTHER, that any taxable income, gain, loss or deduction recognized by the Partnership in connection with the disposition of such property shall be allocated only to such Partner requesting to receive proceeds instead of property and PROVIDED, FURTHER, that such Partner shall be treated for all other purposes of this Agreement as if such property had been distributed as contemplated by the second sentence of this Section 4.2(a).

          (b) MAKING OF DISTRIBUTIONS. Distributions received from the Fund shall be distributed promptly to the Partners but in any event within 120 days after receipt by the Partnership. Except as otherwise provided herein, distributions shall be made as follows:

                    (i) NON-CONSUMMATED INVESTMENTS AND EXTRA DRAWDOWN AMOUNTS. Amounts returned from the Fund pursuant to section 5.3 of the Fund Agreement (non-consummated investments and extra drawdown amounts) in respect of any Portfolio Investment or Bridge Financing (or proposed Portfolio Investment or Bridge Financing) shall be distributed to the Partners in proportion to the Capital Contributions of the Partners used (or intended to be used) to fund such Portfolio Investment or Bridge Financing.

                    (ii) PARTNERSHIP'S CAPITAL INVESTMENT. Distributions received from the Fund with respect to any Portfolio Investment that were distributed to the Partnership based on the Partnership's Sharing Percentage (as defined in the Fund Agreement) for such Portfolio Investment pursuant to section 8.2(b) of the Fund Agreement (including distributions received from the Fund pursuant to section 8.3 of the Fund Agreement (tax distributions) or section 15.2(a) of the Fund


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          Agreement (liquidating distributions) that are attributable to the
          Partnership's Sharing Percentage with respect to any Portfolio Investment) shall be distributed among the Partners in proportion to their Capital Contributions used to fund such Portfolio Investment. Distributions received from the Fund with respect to any Bridge Financing or Temporary Investment pursuant to section 8.2(c) or 8.2(d) (including distributions received from the Fund pursuant to section 15.2(a) of the Fund Agreement (liquidating distributions) that are attributable to any Bridge Financing or any Temporary Investment) of the Fund Agreement shall be distributed among the Partners in proportion to their Capital Contributions used to fund such Bridge Financing or Temporary Investment.

                    (iii) PARTNERSHIP'S CARRIED INTEREST. Subject to Section 4.3, distributions received from the Fund with respect to any Portfolio Investment pursuant to section 8.2(b) of the Fund Agreement that are not described in Section 4.2(b)(ii) (the Partnership's carried interest with respect to such Portfolio Investment) (including distributions received from the Fund pursuant to section 8.3 of the Fund Agreement (tax distributions) or section 15.2(a) of the Fund Agreement (liquidating distributions) that are not described in
          Section 4.2(b)(ii)) shall be distributed among the Partners in proportion to the number of Points then held by each Partner with respect to such Portfolio Investment, PROVIDED, HOWEVER, that (A) the amount otherwise distributable to M&M Vehicle, L.P. pursuant to this
          Section 4.2(b)(iii) shall be reduced, but no below zero, by the aggregate Preferential Distribution Amounts of all Additional Partners indicated on the Partnership Register as being subject to the provision for Preferential Allocation and Distribution Amounts and (B) the amount distributed to each Additional Partner indicated on the Partnership Register as being subject to the provision for Preferential Allocation and Distribution Amounts shall be increased by an amount equal to the product of (1) the amount described in clause
          (A) and (2) the quotient obtained by dividing such Additional Partner's Preferential Distribution Amount by the aggregate Preferential Distribution Amounts of all Additional Partners, PROVIDED, HOWEVER, that the aggregate amount distributed to Additional Partners pursuant to clause (B) shall not exceed the aggregate amount previously distributed or currently distributable to M&M Vehicle, L.P. pursuant to this Section 4.2(b)(iii) in respect of the Points held by M&M Vehicle, L.P. in excess of 24% of the total number of Points allocated with respect to all Portfolio Investments (determined without giving effect to the first proviso of this Section 4.2(b)(iii)).

                    (iv) OTHER DISTRIBUTIONS. Distributions of amounts not described in paragraphs (i), (ii) or (iii) above shall be distributed among the Partners as equitably determined by the General Partners.

The General Partners' good faith determination as to whether amounts are described in paragraph (i), (ii), (iii) or (iv) of this Section 4.2, shall, absent manifest error, be final and binding on all Partners.

                    4.3 HOLDBACK ACCOUNTS.

          (a) HOLDBACK FOR TIER 2 PARTNERS PENDING DISSOLUTION OF THE PARTNERSHIP. Notwithstanding Section 4.2(b), the General Partners may, in their sole discretion, withhold from any distribution to a Tier 2 Partner pursuant to
Section 4.2(b)(iii) an amount equal to the difference between (I) up to 50% of the amount that would otherwise be distributed to such Tier 2 Partner (except as provided in Section 4.3(b), other than in respect of such Tier 2 Partner's Special Points, if any) and (II) an amount intended to enable such Tier 2 Partner to discharge its U.S. federal, state and local income tax liabilities arising from allocations attributable to the amount described in clause (i) as determined by the General Partners in their reasonable discretion. Any amount withheld from a Tier 2 Partner pursuant to this Section 4.3(a) shall be placed in a separate account (a "HOLDBACK ACCOUNT") maintained separately on the books of the Partnership until such time as (A) the Partnership is dissolved pursuant to Article X, at which time such amount shall be distributed to such Tier 2 Partner or (B) the General Partners determine in their sole discretion that the amount in such Holdback Account exceeds the amount that can reasonably be expected to be necessary to fund such Tier 2 Partner's share of any Clawback Amount, at which time the excess shall be distributed to such Tier 2 Partner. Any amount placed in a Holdback Account with respect to such Tier 2 Partner shall be invested by the General Partners in investments selected by such Tier 2 Partner within investment categories specified by the General Partners and the income earned thereon shall be distributed quarterly to such Tier 2 Partner. Any distribution to a Tier 2 Partner pursuant to this Section 4.3(a) (other than pursuant to the prior sentence) shall also be treated as a distribution pursuant to Section 4.2(b)(iii) for all purposes of this Agreement, including, without limitation, Section 4.4(a).

          (b) HURDLE HOLDBACK ACCOUNT. Notwithstanding Section 4.2(b), GP II may, in its sole discretion, withhold from any distribution to any Partner pursuant to Section 4.2(b)(iii) an amount equal to the difference between (I) the amount that would otherwise be distributed to such Partner in respect of such Partner's Special Points (including, for the avoidance of doubt, any Preferential Distribution Amounts attributable to such Partner's Special Points) and (II) an amount intended to enable such Partner to discharge its U.S. federal, state and local income tax liabilities arising from allocations attributable to the amount described in clause (i) as determined by GP II in its reasonable discretion. Any amount withheld from a Partner pursuant to this
Section 4.3(b) shall be placed in a separate account (a "HURDLE HOLDBACK ACCOUNT") maintained separately on the books of the Partnership until such time as (A) the Partnership is dissolved pursuant to Article X, at which time such amount shall, subject to Section 4.4(b), be distributed to such Partner or (B) GP II determines in its sole discretion that the Hurdle Return will be met, at which time the excess shall be distributed to such Partner. Any amount placed in a Hurdle Holdback Account with respect to such Partner shall be invested by GP II in investments selected by such Partner within investment categories specified by GP II and the income earned thereon shall be distributed quarterly to such Partner. Any distribution to a Partner pursuant to this Section 4.3(b) (other than pursuant to the prior sentence) shall also be treated as a distribution pursuant to Section 4.2(b)(iii) for all purposes of this Agreement, including, without limitation, Section 4.4(b) and shall be subject to the provisions of
Section 4.3(a).

4.4      RETURN OF DISTRIBUTIONS.

          (a) CLAWBACK. If and to the extent that the Partnership is obligated under section 13.2(b) of the Fund Agreement to contribute to the Fund all or a portion of the distributions received by the Partnership from the Fund (the amount of such required contribution, the "CLAWBACK AMOUNT"), the Partners shall be required to fund the Clawback Amount PRO RATA in proportion to the negative balances in their Capital Accounts. Each Tier 2 Partner's obligation under this
Section 4.4(a) shall first be satisfied from such Tier 2 Partner's Holdback Account established pursuant to Section 4.3(a), if any. Each Partner shall make contributions to the Partnership in satisfaction of its obligation under this
Section 4.4(a) (or in the case of a Tier 2 Partner, the remainder of such obligation). If any Tier 2 Partner fails to contribute when due any portion of such Tier 2 Partner's obligation to contribute amounts in excess of amounts in such Tier 2 Partner's Holdback Account or Accounts under this Section 4.4(a), GP II shall make a contribution to the Partnership equal to such unpaid contribution; if GP II has made any such contribution, any amounts recovered from such Tier 2 Partner pursuant to the next succeeding sentence shall be distributed entirely to GP II. Notwithstanding the foregoing, a Partner's obligation to make contributions to the Partnership under this Section 4.4(a) shall survive the dissolution, liquidation, winding up and termination of the Partnership, and for purposes of this Section 4.4(a), the Partnership and the General Partners may pursue and enforce all rights and remedies it and they may have against each Partner under this Section 4.4(a), including instituting a lawsuit to collect such contribution with interest from the date such contribution was required to be paid under this Section 4.4(a) calculated at a rate equal to the Prime Rate per annum (but not in excess of the highest rate per annum permitted by law). Notwithstanding anything in this Section 4.4(a) to the contrary, a Partner's liability to make contributions to the Partnership under this Section 4.4(a) shall not exceed the aggregate amount of all distributions received or deemed to have been received by such Partner pursuant to Section 4.2(b)(iii) (excluding distributions received or deemed to have been received pursuant to Section 4.2(b)(iii) that are attributable to such Partner's share of distributions received from the Fund pursuant to section 8.3 of the Fund Agreement (tax distributions)). If the Clawback Amount exceeds the aggregate amount of contributions to be made by the Partners pursuant to this
Section 4.4(a), as limited by the preceding sentence, the Partners who are not limited by the preceding sentence shall be required to fund such excess PRO RATA in proportion to their obligations as determined pursuant to the first sentence of this Section 4.4(a), but subject always to the preceding sentence and with reapplication of this sentence as necessary. The provisions of this Section 4.4(a) are intended solely to benefit the Partnership and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Partnership (and no such creditor shall be a third party beneficiary of this Agreement), and, to the fullest extent permitted by law, no Partner shall have any duty or obligation to any creditor of the Partnership to make any contributions to the Partnership.

          (b) HURDLE CLAWBACK. If at the time the Partnership is dissolved pursuant to Article X the Hurdle Return has not been satisfied, (I) the balance in each Hurdle Holdback Account shall be distributed, to the extent necessary to offset such deficiency, to M&M Vehicle, L.P. and (II) to the extent that the Hurdle Rate still has not been satisfied after giving effect to the amounts described in clause (i) of this Section 4.4(b), each Partner shall be obligated to return, to the extent necessary to offset such remaining deficiency, to the Partnership distributions made to such Partner in respect of such Partner's Special Points (including for the avoidance of doubt, any Preferential Distribution Amounts attributable to such Partner's Special Points, but after taking into account the amounts described in clause (i) of this Section 4.4(b)) (such amount the "HURDLE CLAWBACK AMOUNT" with respect to such Partner) and such amount shall be distributed to M&M Vehicle, L.P. A Partner's obligation to make contributions to the Partnership under this Section 4.4(b) shall survive the dissolution, liquidation, winding up and termination of the Partnership, and for purposes of this Section 4.4(b), the Partnership and the General Partners may pursue and enforce all rights and remedies it and they may have against each Partner under this Section 4.4(b), including instituting a lawsuit to collect such contribution with interest from the date such contribution was required to be paid under this Section 4.4(b) calculated at a rate equal to the Prime Rate per annum (but not in excess of the highest rate per annum permitted by law). Notwithstanding anything in this Section 4.4(b) to the contrary, a Partner's liability to make contributions to the Partnership under this Section 4.4(b) shall not be greater than the excess of (A) the aggregate amount of all distributions received or deemed to have been received by such Partner pursuant to Section 4.2(b)(iii) in respect of such Partner's Special Points (without duplication of amounts, if any, contributed by such Partner pursuant to Section 4.4(a)) over (B) an amount intended to enable such Partner to discharge its U.S. federal, state and local income tax liabilities arising from allocations attributable to the amount described in clause (A).

          4.5 LIMITATIONS ON DISTRIBUTIONS. Notwithstanding any provisions to the contrary contained in this Agreement, (A) the Partnership shall not make a distribution to any Partner on account of such Partner's interest in the Partnership if such distribution would violate the Act or other applicable law,
(B) the Partnership shall not make a distribution to any Partner to the extent that after giving effect to such distribution a deficit balance in such Partner's Capital Account would exist and (C) holdings of Points by, and Distributions made to, any Partner and its Estate Partner shall be apportioned between such Partner and such Estate Partner in proportion to their Capital Commitments.

          4.6 WITHHOLDING. Notwithstanding any other provision of this Agreement, each Partner hereby authorizes the Partnership to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Partnership (pursuant to the Code or any provision of United States federal, state or local or non-U.S. tax law) with respect to such Partner or as a result of such Partner's status as a Partner hereunder. If and to the extent that the Partnership shall be required to withhold or pay any such withholding or other taxes, such Partner shall be deemed for all purposes of this Agreement (including, without limitation, Section 4.2(b)(iii)) to have received a payment from the Partnership as of the time such withholding or other tax is required to be paid, which payment shall be deemed to be a distribution with respect to such Partner's interest in the Partnership to the extent that such Partner (or any successor to such Partner's interest in the Partnership) would have received a distribution but for such withholding. In addition, if and to the extent that the Partnership or the Fund receives a distribution or payment from or in respect of which tax was withheld, as a result of (or attributable to) such Partner's status as a Partner hereunder, as determined by the General Partners, such Partner shall be deemed for all purposes of this Agreement (including, without limitation, Section 4.2(b)(iii)) to have received a distribution from the Partnership as of the time such withholding was paid. Unless the General Partners determine otherwise, the withholdings by the Partnership referred to in this Section 4.6 shall be made at the maximum applicable statutory rate under the applicable tax law.

                                   ARTICLE V

                               MANAGEMENT; VOTING

          5.1 PARTNERS. Subject to Section 8.1, the Partnership shall consist of the General Partners and the Limited Partners. Pursuant to Section 8.1, the General Partners may admit additional Partners from time to time.

          5.2 THE GENERAL PARTNERS.

          (a) GENERAL. The business and affairs of the Partnership shall be managed by the General Partners of the Partnership from time to time. Except as otherwise expressly provided herein, no Limited Partner shall take part in the management or control of the Partnership's affairs, vote with respect to any action taken or to be taken by the Partnership (including, but not limited to, merger or dissolution of the Partnership or any amendment to this Agreement), transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership.

          (b) RESTRICTIONS ON THE PARTNERS. The Partners shall not: (I) do any act in contravention of any applicable law, regulation or provision of this Agreement or (II) possess Partnership property for other than a Partnership purpose. In addition, the General Partners shall not admit any Person as a Partner except as permitted in this Agreement and the Act.

          (c) ACTS OF THE GENERAL PARTNERS. (I) The act of a majority of the General Partners shall be the act of the General Partners, except as otherwise specifically provided by this Agreement, (II) in the event that one or more of the General Partners determine that participation in a vote could constitute a conflict of interest and therefore abstain from participating in such vote, the act of a majority of the General Partners voting on such matter shall be the act of the General Partners, whether or not all or a majority of the voting General Partners constitute a majority of the General Partners, and (III) in the event that a vote taken by the General Partners or the Tier 1 General Partners, as the case may be, has resulted in a tie vote among the General Partners or the Tier 1 General Partners, as the case may be, GP II shall be entitled to cast the deciding vote that shall determine the act of the General Partners, whether or not all or a majority of the voting General Partners (including GP II) constitute a majority of the General Partners.

          (d) ACTIONS WITH RESPECT TO THE MANAGER. The removal or replacement of MMC Capital as the manager of the Fund shall occur only upon the majority vote of the General Partners, which majority shall include, in any case, GP II.

          (e) ACTIONS WITH RESPECT TO PORTFOLIO INVESTMENTS. Any determination or action required to be made or taken by the Partnership with respect to the acquisition, holding, disposition or valuation of Portfolio Investments, in connection therewith or to give effect thereto, shall require the vote of a majority of the members of the Investment Committee.

          (f) ACTION BY UNANIMOUS CONSENT OF THE GENERAL PARTNERS. The unanimous vote of the General Partners shall be required to (I) dissolve the Partnership pursuant to Section 10.1(b), (II) approve the merger or sale of substantially all of the assets of the Partnership or (III) approve the transfer of all or any portion of the interest of a General Partner in the Partnership.

          (g) APPOINTMENT OF GP II AGENTS. GP II hereby designates and appoints each of the Chairman and President of GP II, the members of the Board of Directors of GP II, and the Secretary of GP II, as agents of GP II (the "CORPORATE AGENTS") to perform all of the duties and functions of GP II under this Agreement and as authorized persons within the meaning of the Act, PROVIDED that GP II has the sole discretion to remove one or more of the Corporate Agents with or without cause at any time and to designate and appoint one or more replacement Corporate Agents. Any action undertaken by any of the Corporate Agents in accordance with this Agreement shall bind GP II.

          5.3 ABILITY TO BIND THE PARTNERSHIP. Unless otherwise expressly provided herein, each General Partner shall have the authority to sign, in the name and on behalf of the Partnership, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the ordinary course of the business of the Partnership, commitments regarding the acquisition or disposition of Portfolio Investments of the Fund, conveyances of real estate, documents evidencing the lending or borrowing by the Partnership, and other documents and instruments otherwise arising outside the ordinary course of business of the Partnership, PROVIDED that any action that would bind the Partnership with respect to amounts in excess of $500,000 shall require the consent of a majority of the General Partners.

          5.4 ACTIONS AND DETERMINATIONS OF THE PARTNERSHIP. Subject to the other provisions of this Agreement, whenever this Agreement provides that a determination shall be made or an action shall be taken by the Partnership, such determination or act may be made or taken by the General Partners.

          5.5 VOTING.

          (a) Any action of the Partnership requiring the vote or assent of more than one of the General Partners under this Agreement may be taken only upon notice to each General Partner entitled to vote thereon either personally, by telephone, by mail, by facsimile, or by any other means of communication reasonably calculated to give notice; and reasonable efforts shall be made to allow each General Partner entitled to vote thereon to participate in a vote on such matter.

          (b) Except as expressly provided herein, on any matter that is to be voted on by the General Partners or all Partners, as the case may be, the General Partners or the Partners, as the case may be, may take such action without a meeting and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed and/or ratified by the General Partners or the Partners, as the case may be, having not less than the minimum voting percentage or the requisite number of the General Partners or the Partners, as the case may be, that would be necessary to authorize or take such action at a meeting, PROVIDED, HOWEVER, that prior notice of the matter to be voted on is given to all the General Partners and all the Partners entitled to vote thereon (provided that a consent in writing at any time to such action shall constitute a waiver of such prior notice), and PROVIDED, further, that the Partnership shall promptly provide copies to all General Partners (and, for matters on which all Partners were entitled to vote, to all Partners) of any consents or written actions taken by any General Partners or the Partners, as the case may be.

          5.6 DISCRETION. Whenever in this Agreement the General Partners are permitted or required to make a decision (I) in their "sole discretion" or "discretion" or under a grant of similar authority or latitude, the General Partners may consider any interests they desire, including their own interests, or (II) in their "good faith" or under another expressed standard, the General Partners shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise. If any questions should arise with respect to the operation of the Partnership, which are not otherwise specifically provided for in this Agreement or the Act, or with respect to the interpretation of this Agreement, the General Partners are hereby authorized to make a final determination with respect to any such question and to interpret this Agreement in their sole discretion, and their determination and interpretation so made shall be final and binding on all parties.

                                   ARTICLE VI

                   LIABILITY, EXCULPATION AND INDEMNIFICATION

          6.1 LIABILITY. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Partnership, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Partnership solely by reason of being a Covered Person.

          6.2 EXCULPATION.

          (a) GENERALLY. No Covered Person shall be liable to the Partnership or any Partner for any act or omission taken or suffered by such Covered Person in good faith, except to the extent that it shall be finally judicially determined that such act or omission constitutes fraud, gross negligence or willful misfeasance of the Covered Person. No Partner shall be liable to the Partnership or any Partner for any action taken by any other Partner.

          (b) RELIANCE GENERALLY. A Covered Person shall incur no liability in acting upon any signature or writing reasonably believed by it to be genuine, and may rely on a certificate signed by an officer of any Person in order to ascertain any fact with respect to such Person or within such Person's knowledge and may rely on an opinion of counsel selected by such Covered Person with respect to legal matters. Each Covered Person may act directly or through its agents or attorneys. Each Covered Person may consult with counsel, appraisers, actuaries, engineers, accountants and other skilled Persons of its choosing, and shall not be liable for anything done, suffered or omitted in good faith and within the scope of this Agreement in reasonable reliance upon the advice of any of such Persons. No Covered Person shall be liable to the Partnership or any Partner for any error of judgment made in good faith by a responsible officer or employee of such Covered Person or its or his Affiliate. Except as otherwise provided in this Section 6.2, no Covered Person shall be liable to the Partnership or any Partner for any mistake of fact or judgment by such Covered Person in conducting the affairs of the Partnership or otherwise acting in respect of and within the scope of this Agreement.

          (c) RELIANCE ON THIS AGREEMENT. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, any Covered Person acting under this Agreement or otherwise shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Covered Person.

          (d) NOT LIABLE FOR RETURN OF CAPITAL CONTRIBUTIONS. No Covered Person shall be liable for the return of the Capital Contributions or Capital Account of any Partner, and such return shall be made solely from available Partnership assets, if any, and each Partner hereby waives any and all claims it may have against each Covered Person in this regard.

          6.3 INDEMNIFICATION.

          (a) INDEMNIFICATION GENERALLY. The Partnership shall and hereby does, to the fullest extent permitted by applicable law, indemnify, hold harmless and release each Covered Person from and against all claims, demands, liabilities, costs, expenses, damages, losses, suits, proceedings and actions, whether judicial, administrative, investigative or otherwise, of whatever nature, known or unknown, liquidated or unliquidated ("CLAIMS"), that may accrue to or be incurred by any Covered Person, or in which any Covered Person may become involved, as a party or otherwise, or with which any Covered Person may be threatened, relating to or arising out of the business and affairs of, or activities undertaken in connection with, the Partnership, or otherwise relating to or arising out of this Agreement, including, but not limited to, amounts paid in satisfaction of judgments, in compromise or as fines or penalties, and counsel fees and expenses incurred in connection with the preparation for or defense or disposition of any investigation, action, suit, arbitration or other proceeding (a "PROCEEDING"), whether civil or criminal (all of such Claims and amounts covered by this Section 6.3, and all expenses referred to in Section 6.3(d), are referred to as "DAMAGES"), except to the extent that it shall have been finally judicially determined that such Damages arose primarily from the fraud, gross negligence or willful misfeasance of such Covered Person. The termination of any Proceeding by settlement shall not, of itself, create a presumption that any Damages relating to such settlement arose from a material violation of this Agreement by, or the gross negligence of, any Covered Person.

          (b) CONTRIBUTION. At any time and from time to time prior to the third anniversary of the last day of the Term, the Partnership may require the Partners to make further capital contributions (in addition to Capital Commitments) to satisfy all or any portion of the indemnification obligations of the Partnership pursuant to Section 6.3(a) above or the Fund Agreement, whether such obligations arise before or after the last day of the Term or before or after such Partner's resignation from the Partnership in such proportions as shall be determined in good faith by the General Partners to be equitable under the circumstances and, where such obligations arise out of a particular Portfolio Investment, taking into account the proportion in which distributions were made with respect to such Portfolio Investment, PROVIDED that each Partner's obligation to make such capital contributions in respect of such Partner's share of any such indemnification payment shall be limited to amounts distributed to such Partner pursuant to this Agreement.

          (c) EXPENSES, ETC. To the fullest extent permitted by law, the reasonable expenses incurred by a Covered Person in defense or settlement of any Claim that may be subject to a right of indemnification hereunder shall be advanced by the Partnership prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined ultimately that the Covered Person is not entitled to be indemnified hereunder. The right of any Covered Person to the indemnification provided herein shall be cumulative with, and in addition to, any and all rights to which such Covered Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Covered Person's successors, assigns and legal representatives.

          (d) NOTICES OF CLAIMS, ETC. Promptly after receipt by a Covered Person of notice of the commencement of any Proceeding, such Covered Person shall, if a claim for indemnification in respect thereof is to be made against the Partnership, give written notice to the Partnership of the commencement of such Proceeding, PROVIDED that the failure of any Covered Person to give notice as provided herein shall not relieve the Partnership of its obligations under this
Section 6.3, except to the extent that the Partnership is actually prejudiced by such failure to give notice. In case any such Proceeding is brought against a Covered Person (other than a derivative suit in right of the Partnership), the Partnership will be entitled to participate in and to assume the defense thereof to the extent that the Partnership may wish, with counsel reasonably satisfactory to such Covered Person. After notice from the Partnership to such Covered Person of the Partnership's election to assume the defense thereof, the Partnership will not be liable for expenses subsequently incurred by such Covered Person in connection with the defense thereof. The Partnership will not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Covered Person of a release from all liability in respect to such Claim.

                                  ARTICLE VII

                     BOOKS AND RECORDS; REPORTS TO PARTNERS

          7.1 BOOKS AND RECORDS. The Partnership shall keep or cause to be kept full and accurate accounts of the transactions of the Partnership in proper books and records of account which shall set forth all information required by the Act. Such books and records shall be maintained on the basis utilized in preparing the Partnership's United States income tax returns. Such books and records shall be available for inspection and copying by the Partners or their duly authorized representatives during normal business hours for any purpose reasonably related to such Partner's interest in the Partnership.

          7.2 UNITED STATES FEDERAL, STATE AND LOCAL INCOME TAX INFORMATION. Within 120 days after the end of each Fiscal Year (or as soon as reasonably practicable thereafter), the Partnership shall send to each Person that was a Partner at any time during such Fiscal Year copies of (A) Schedule K-1, "Partner's Share of Income, Credits, Deductions, Etc." (or successor schedule) with respect to such Person, together with such additional information as may be necessary for such Person to file his United States federal income tax returns, and (B) such similar schedules as are required to be furnished by the Partnership for United States state and local income tax purposes.

          7.3 REPORTS TO PARTNERS. The Partnership shall provide to each Partner and each Special Assignee on a timely basis, if such Partner or Special Assignee so requests in writing, (A) all reports sent to the limited partners of the Fund pursuant to the Fund Agreement, (B) the Partnership's unaudited financial statements for each fiscal quarter and (C) the Partnership's audited financial statements for each Fiscal Year. Except as otherwise provided in this Agreement or required by applicable law, the Partnership shall send to each Partner only such other financial reports as the General Partners shall deem appropriate.

                                  ARTICLE VIII

                   ADMISSION OF ADDITIONAL PARTNERS; TRANSFERS

          8.1 ADMISSION OF ADDITIONAL PARTNERS.

          (a) GENERAL. One or more Persons may be admitted to the Partnership as a Limited Partner (each, an "ADDITIONAL PARTNER"). Each such Person shall be admitted as an Additional Partner at the time such Person (I) executes this Agreement or a counterpart of this Agreement and (II) is named as a Partner on the Partnership Register. In connection with the admission of any Additional Partner pursuant to this Section 8.1, a majority of the General Partners voting on such admission (in their sole discretion) shall determine the Capital Commitment that will be accepted from, and pursuant to
Section 3.4(c) the Ordinary Points and Special Points with respect to each Portfolio Investment, and the Minimum Ordinary Points and Minimum Special Points of, such Additional Partner.

          (b) ADMISSION OF LIMITED PARTNERS. Upon the consent of a majority of the Tier 1 General Partners, a new Limited Partner may be admitted to the Partnership.

          (c) ADMISSION OF GENERAL PARTNERS. Upon the consent of a majority of the General Partners, a new general partner may be admitted to the Partnership, PROVIDED that: (I) if CD Tech Fund II, LLC has become a Special Assignee pursuant to Section 9.1(a), CD Tech Fund II, LLC may be replaced by GP II with an entity controlled by the then chief executive officer of MMC Capital; and
(II) subject to the provisions of Article IX of this Agreement, there shall be no reduction or dilution of Points held by any Tier 1 Partner without the prior written consent of such Tier 1 Partner.

          8.2 TRANSFER BY PARTNERS.

          (a) GENERAL. No Partner may assign, sell, convey, pledge, mortgage, encumber, hypothecate or otherwise transfer in any manner whatsoever (a "TRANSFER") all or any part of such Partner's interest in the Partnership without the express prior written consent of a majority of the General Partners, PROVIDED that an Estate Partner may Transfer all or part of its interest without such consent to the Partner with whom such Estate Partner is affiliated after having first offered to the Partnership the opportunity to acquire the interest of such Estate Partner on terms at least as favorable as those of the proposed Transfer.

          (b) CONDITIONS TO TRANSFER. No Transfer of an interest in the Partnership shall be permitted if (I) such Transfer would result in a violation of applicable law, including any securities laws, (II) as a result of such Transfer, either the Partnership or the Fund would be required to register as an investment company under the Investment Company Act of 1940, as amended, or
(III) such Transfer would result in the Partnership at any time during its taxable year having more than 100 members, within the meaning of section 1.7704-1(h)(1)(ii) of the Treasury Regulations (taking into account section 1.7704-1(h)(3) of the Treasury Regulations). No attempted or purported Transfer in violation of this Section 8.2 shall be effective.

          8.3 FURTHER ACTIONS. The Partnership shall cause this Agreement to be amended to reflect as appropriate the occurrence of any of the events referred to in this Article VIII, as promptly as is practicable after such occurrence.

                                   ARTICLE IX

                   SPECIAL ASSIGNEES AND CERTAIN OTHER MATTERS

          9.1 BECOMING A SPECIAL ASSIGNEE.


          (a) TIER 1 PARTNERS. A Tier 1 Partner shall cease to be a Partner and become a "SPECIAL ASSIGNEE" upon the occurrence of any of the following events:

              (i) The death or Disability of such Tier 1 Partner or the Person with whom such Tier 1 Partner is Associated;

              (ii) The status of such Tier 1 Partner as a Partner hereunder is involuntarily terminated, either with or without Cause,

                   (A) In the case of CD Tech Fund II, LLC or Charles A. Davis, by GP II;

                   (B) In the case of Taravest Partners, SF Tech Fund II, LLC or Stephen Friedman (or any Estate Partner thereof), by a majority of the remaining General Partners; or

              (iii) Such Tier 1 Partner voluntarily terminates its status as a Partner hereunder.

          (b) TIER 2 PARTNERS. A Tier 2 Partner shall cease to be a Partner and become a "SPECIAL ASSIGNEE" upon the occurrence of any of the following events:

              (i) The death or Disability of such Tier 2 Partner;

              (ii) The status of such Tier 2 Partner as a Partner hereunder is involuntarily terminated, either with or without an MMC Capital Cause Determination, by the Tier 1 General Partners;

              (iii) Such Tier 2 Partner voluntarily terminates its status as a Partner hereunder; or

              (iv) Such Tier 2 Partner shall fail to make any Capital Contribution when due and such failure shall not have been cured 30 days after the mailing or delivery of written notice of such failure.

          9.2 CONSEQUENCES OF SPECIAL ASSIGNEE STATUS. On and after the date that a Partner becomes a Special Assignee, such Special Assignee shall be treated as a Partner for purposes of Articles III, IV, VI, VII and XII and shall continue to be bound by the terms of this Agreement (including, without limitation, Section 4.4) and, subject to Section 12.11, all amendments hereto, as if such Special Assignee were a Partner, such Partner's Remaining Capital Commitment shall be reduced to zero, and the Remaining Capital Commitments of M&M Vehicle, L.P. shall be increased by such reduction. Whenever the act, vote, consent or decision of the General Partners (or of representatives of the General Partners on the Investment Committee) is required or permitted pursuant to this Agreement, Special Assignees of General Partners (or their representatives) shall not be entitled to perform such act, to participate in such vote or consent, or to make such decision, and such act, vote, consent or decision shall be performed, tabulated or made as if such Special Assignee were not a General Partner.

          9.3 ECONOMIC RIGHTS OF SPECIAL ASSIGNEES.

          (a) TIER 1 PARTNERS.


                    (i) DEATH OR DISABILITY. Subject to Section 9.3(a)(v), if a Tier 1 Partner becomes a Special Assignee due to the death or Disability of such Tier 1 Partner or the Person with whom such Tier 1 Partner is Associated:

                              (A) In the case of CD Tech Fund II, LLC, SF Tech
                    Fund II, LLC, Charles A. Davis or Stephen Friedman (or any Estate Partner thereof), such Tier 1 Partner's Minimum Ordinary Points and Minimum Special Points shall be reduced by 50%.

                              (B) In the case of Taravest Partners, such Tier 1
                    Partner's Minimum Ordinary Points and Minimum Special Points shall remain unchanged.

                    (ii) INVOLUNTARY TERMINATION WITH CAUSE. If a Tier 1 Partner becomes a Special Assignee due to termination from the Partnership with Cause of such Tier 1 Partner or termination of a Tier 1 Partner because of the commission of any action constituting Cause by the Person with whom such Tier 1 Partner is Associated, (X) such Tier 1 Partner shall forfeit 100% of the Points allocated to such Tier 1 Partner with respect to each Portfolio Investment then held by the Fund and (Y) the Minimum Ordinary Points and Minimum Special Points for such Tier 1 Partner shall become zero unless:

                              (A) In the case of CD Tech Fund II, LLC or Charles
                    A. Davis (or any Estate Partner thereof), GP II shall restore all or a portion of the Minimum Ordinary Points and Minimum Special Points; or

                              (B) In the case of Taravest Partners, SF Tech
                    Fund, LLC or Stephen Friedman (or any Estate Partner thereof), a majority of the then remaining General Partners shall restore all or a portion of the Minimum Ordinary Points and Minimum Special Points.

                    A judicial determination of Cause may occur after the termination of a Tier 1 Partner. In addition, in the event of a termination for Cause, GP II shall have the right to purchase or direct the purchase of such Tier 1 Partner's interest in the Partnership at fair market value. Fair market value (1) shall be as mutually agreed by the parties, PROVIDED that in the absence of such agreement, fair market value shall be determined by an independent appraiser mutually agreed to by GP II and by such Tier 1 Partner, which agreement shall not be unreasonably withheld by either party, and (2) shall be determined as if the Partnership and the Fund had been liquidated as of such date. Each of the Partnership, the Tier 1 Partners and GP II shall cooperate with the appraiser and furnish such information as is required for it to perform the valuation of such interest. Upon purchase by GP II or its designee of the interest of such Tier 1 Partner in the Partnership, such Tier 1 Partner shall have no further interest in the Partnership.

                    (iii) TERMINATION WITHOUT CAUSE. Subject to Section 9.3(a)(v), if a Tier 1 Partner becomes a Special Assignee due to involuntary termination from the Partnership without Cause or voluntary termination from the Partnership for Good Reason of such Tier 1 Partner or the Person with whom such Tier 1 Partner is
          Associated:

                              (A) In the case of CD Tech Fund II, LLC or Charles
                    A. Davis (or any Estate Partner thereof), such Tier 1 Partner's Minimum Ordinary Points and Minimum Special Points shall be reduced to zero.

                              (B) In the case of Taravest Partners, SF Tech Fund
                    II, LLC or Stephen Friedman (or any Estate Partner thereof), such Tier 1 Partner's Minimum Ordinary Points and Minimum Special Points shall remain unchanged.

                    (iv) VOLUNTARY TERMINATION. Subject to Section 9.3(a)(v), if a Tier 1 Partner becomes a Special Assignee due to the voluntary termination from the Partnership of such Tier 1 Partner:

                              (A) In the case of CD Tech Fund II, LLC, SF Tech
                    Fund II, LLC, Charles A. Davis, or Stephen Friedman (or any Estate Partner thereof), such Tier 1 Partner's Minimum Ordinary Points and Minimum Special Points shall be reduced to zero.

                              (B) In the case of Taravest Partners, such Tier 1
                    Partner's Minimum Ordinary Points and Minimum Special Points shall be reduced to zero unless such Tier 1 Partner shall become a Special Assignee after April 3, 2003, in which case such Tier 1 Partner's Minimum Ordinary Points and Minimum Special Points shall remain unchanged.

                    (v) CHANGE IN CONTROL. Notwithstanding Sections 9.3(a)(i),
          (iii) and (iv), if a Change in Control has occurred prior to the time a Tier 1 Partner becomes a Special Assignee (other than as a result of involuntary termination with Cause), such Tier 1 Partner's Minimum Ordinary Points and Minimum Special Points shall remain unchanged, and at no time will such Tier 1 Partner's Minimum Ordinary Points and Minimum Special Points change without such Tier 1 Partner's consent.

          (b) TIER 2 PARTNERS. If a Tier 2 Partner becomes a Special Assignee,
(I) with respect to each Portfolio Investment made on or after the date such Tier 2 Partner becomes a Special Assignee, such Tier 2 Partner shall be allocated zero Ordinary Points and zero Special Points and (II) with respect to each Portfolio Investment then held by the Fund that was made prior to the date such Tier 2 Partner becomes a Special Assignee, such Tier 2 Partner shall forfeit a percentage of the Ordinary Points and Special Points allocated to such Tier 2 Partner as specified below:

------------------------------------------------------------------------------------------
If the Tier 2 Partner                                                Percentage of Points
becomes a Special Assignee                                            that are Forfeited
------------------------------------------------------------------------------------------
During the 12 month period commencing on the later of April 3, 2000          100%
and the date such Tier 2 Partner begins employment with MMC Capital.
------------------------------------------------------------------------------------------
During the 12 month period commencing on the first anniversary of             80%
the later of April 3, 2000 and the date such Tier 2 Partner begins employment with MMC Capital.
------------------------------------------------------------------------------------------
During the 12 month period commencing on the second anniversary of            60%
the later of April 3, 2000 and the date such Tier 2 Partner begins employment with MMC Capital.
------------------------------------------------------------------------------------------
After the third anniversary of the later of April 3, 2000 and the              40%
date such Tier 2 Partner begins employment with MMC Capital.
------------------------------------------------------------------------------------------


PROVIDED that (A) if such Tier 2 Partner becomes a Special Assignee due to termination with an MMC Capital Cause Determination, such Tier 2 Partner shall forfeit 100% of the Ordinary Points and Special Points allocated to such Tier 2 Partner with respect to each Portfolio Investment then held by the Fund that was made prior to the date such Tier 2 Partner becomes a Special Assignee, (B) if such Tier 2 Partner becomes a Special

Assignee due to death or Disability, such Tier 2 Partner shall forfeit zero Ordinary Points and zero Special Points with respect to each Portfolio Investment then held by the Fund that was made prior to the date such Tier 2 Partner becomes a Special Assignee, and (c) if a Change of Control has occurred before a Tier 2 Partner becomes a Special Assignee (other than as a result of death, disability or involuntary termination with an MMC Capital Cause Determination), in no event shall such Tier 2 Partner forfeit more than 40 percentage points with respect to each Portfolio Investment then held by the Fund that was made prior to the date such Tier 2 Partner becomes a Special Assignee.

         If a Tier 2 Partner becomes a Special Assignee other than by reason of death or Disability, the General Partners shall have the right to purchase or direct the purchase of such Tier 2 Partner's interest in the Partnership. The purchase price for such Tier 2 Partner's interest in the Partnership shall be the fair market value of such interest, which shall be mutually agreed upon by the parties, PROVIDED that in the absence of such agreement, fair market value shall be determined by an independent appraiser selected by the General Partners and approved by such Tier 2 Partner, which approval shall not be unreasonably withheld by such Tier 2 Partner. The cost of such appraisal shall be shared equally by the Partnership and such Tier 2 Partner, and each of the Partnership, the General Partners and the Tier 2 Partners shall cooperate with the appraiser and furnish such information as is required for it to perform the valuation of such interest. Fair market value as of any date shall be determined as if the Partnership and the Fund had been liquidated as of such date. Upon purchase by the General Partners or their designees of the interest of such Tier 2 Partner in the Partnership, such Tier 2 Partner shall have no further interest in the Partnership.

                                   ARTICLE X

                   DURATION AND TERMINATION OF THE PARTNERSHIP

          10.1 DURATION. There shall be a dissolution of the Partnership, and its affairs shall be wound up, upon the first to occur of any of the following events:

          (a) the day after the second anniversary of the last day of the Term of the Fund;

          (b) the decision, made by all of the General Partners, to dissolve the Partnership; or

          (c) the entry of a decree of judicial dissolution of the Partnership pursuant to the Act.

          10.2 WINDING UP. Upon the dissolution of the Partnership, the General Partners (or any duly elected liquidating trustee or other duly designated representative) shall use all commercially reasonable efforts to liquidate all of the Partnership assets in an orderly manner and apply the proceeds of such liquidation as set forth in Section 10.3, PROVIDED that if in the good faith judgment of the General Partners (or such liquidating trustee or other representative) a Partnership asset should not be liquidated, the General Partners (or such liquidating trustee or other representative) shall allocate, on the basis of the Value of any Partnership assets not sold or otherwise disposed of, any unrealized gain or loss based on such Value to the Partners' Capital Accounts as though the assets in question had been sold on the date of distribution and, after giving effect to any such adjustment, distribute said assets in accordance with Section 10.3, subject to the priorities set forth in
Section 10.3, and PROVIDED, FURTHER, that the General Partners (or such liquidating trustee or other representative) will in good faith attempt to liquidate sufficient Partnership assets to satisfy in cash (or make reasonable provision for) the debts and liabilities referred to in Section 10.3.

          10.3 FINAL DISTRIBUTION. After the application or distribution of the proceeds of the liquidation of the Partnership's assets in one or more installments to the satisfaction of the liabilities of the Partnership to creditors of the Partnership (whether by payment or the making of reasonable provision for payment thereof), including, without limitation, to the satisfaction of the expenses of the winding-up, liquidation and dissolution of the Partnership (whether by payment or the making of reasonable provision for payment thereof), the remaining proceeds, if any, plus any remaining assets of the Partnership shall, by the end of the taxable year of the Partnership in which the liquidation occurs (or, if later, within 90 days after the date of such liquidation), be distributed to the Partners in proportion to, and to the extent of, each Partner's Capital Account, as such Partner's Capital Account has been adjusted pursuant to Articles III and IV.

          10.4 TIME FOR LIQUIDATION, ETC. Notwithstanding any other provision hereof, a reasonable time period shall be allowed for the orderly winding up and liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the Partnership to seek to minimize potential losses upon such liquidation. The provisions of this Agreement shall remain in full force and effect during the period of winding up and until the filing of a certificate of cancellation of the Partnership with the Secretary of State.

          10.5 TERMINATION. Upon completion of the foregoing, any General Partner (or any duly elected liquidating trustee or other duly designated representative) shall execute, acknowledge and cause to be filed a certificate of cancellation of the certificate with the Secretary of State. Such certificate of cancellation will not be filed by a General Partner (or such liquidating trustee or other representative) prior to the third anniversary of the last day of the Term unless otherwise required by law.

          10.6 DEATH, LEGAL INCAPACITY, ETC. The death, bankruptcy, dissolution or incompetency of a Limited Partner or the status of any Limited Partner as a Special

Assignee, shall not, in and of itself, cause the dissolution or termination of the Partnership. In any such event, the personal representative (as defined in the Act) of such Limited Partner may exercise all of the rights of such Limited Partner for the purpose of settling its estate or administering its property, subject to the terms and conditions of this Agreement, including any power of an assignee to become a Limited Partner.

                                   ARTICLE XI

                                   DEFINITIONS

          11.1 DEFINITIONS. As used in this Agreement, the following terms have the following meanings (each such meaning to be equally applicable to the singular and plural forms of the respective terms so defined) :

          "ACT": the Delaware Revised Uniform Limited Partnership Act, 6 Del. C.ss.17-701 et seq., as amended, and any successor to such statute.

          "ADDITIONAL PARTNER": As defined in Section 8.1.

          "ADJUSTMENT DATE": The last day of each fiscal year of the Partnership and any other date that the General Partners, in their sole discretion, deem appropriate for an interim closing of the Partnership's books.

          "AFFILIATE": With respect to any specified Person, (A) a Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified, (B) a trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in another similar fiduciary capacity, and (C) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person, PROVIDED that, for purposes of this Agreement, none of the Portfolio Companies shall be deemed to be Affiliates of the Partnership.

          "AGREEMENT": As defined in the preamble hereto.

          "ASSOCIATED": SF Tech Fund II, LLC and The Stephen Friedman 1999 Family Trust are Associated with Stephen Friedman; and CD Tech Fund II, LLC is Associated with Charles A. Davis.

          "BRIDGE FINANCING": As defined in the Fund Agreement.


          "BUSINESS DAY": Any day on which banks located in New York City are not required or authorized by law to remain closed.

         "CAPITAL ACCOUNT":  As defined in Section 3.2.

          "CAPITAL COMMITMENT": With respect to any Partner, the amount set forth opposite the name of such Partner on the Partnership Register under the heading "Capital Commitment".

          "CAPITAL CONTRIBUTION": With respect to any Partner, the amount of capital contributed by such Partner to the Partnership pursuant to Section 3.1.

          "CAUSE": With respect to any Person or the Partner with which such Person is Associated shall mean (A) the conviction of such Person for any felony or (B) the final determination by a court of competent jurisdiction that such Person has engaged in (I) misconduct that causes actual material injury to MMC or one of its material Affiliates or (II) gross negligence or material willful misfeasance relating to such Person's work at MMC Capital.

          "CERTIFICATE": As defined in the preamble hereto.

          "CHANGE IN CONTROL": the occurrence of any of the following events:

any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, (other than MMC, any trustee or other fiduciary holding securities under an employee benefit plan of MMC or any corporation owned, directly or indirectly, by the stockholders of MMC in substantially the same proportions as their ownership of stock of MMC), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of MMC representing 50% or more of the combined voting power of MMC's then outstanding voting securities;

                    (a) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the MMC board, and any new director whose election by MMC board of directors or nomination for election by MMC's stockholders was approved by a vote of at least two-thirds of the directors of the MMC board then still in office who either were directors of the MMC board at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                    (b) the stockholders of MMC approve a merger or consolidation of MMC with any other corporation, other than (I) a merger or consolidation which would result in the voting securities of MMC outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of MMC or such surviving or parent entity outstanding immediately after such merger or consolidation or (II) a merger or consolidation effected to implement a recapitalization of MMC (or similar transaction) in which no "person" (as herein above defined) acquired 50% or more of the combined voting power of the then outstanding securities of MMC;

                    (c) the stockholders of MMC approve a plan of complete liquidation of MMC or an agreement for the sale or disposition by MMC of all or substantially all of MMC's assets (or any transaction having a similar effect); or

                    (d) MMC no longer owns at least 50% of the value and voting power of MMC Capital.

         "CLAIMS":  As defined in Section 6.3(a).

         "CLAWBACK AMOUNT":  As defined in Section 4.4(a).

         "CODE":  The Internal Revenue Code of 1986, as amended.

         "CORPORATE AGENTS":  As defined in Section 5.2(g).

         "COVERED PERSON": A Partner; any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Partnership of any of the Partners or is Associated with any of the Partners; any officers, directors, shareholders, controlling Persons, partners, employees, representatives or agents (or any of their Affiliates) of a Partner or of the Partnership (including, without limitation, members of the Investment Committee), or of any of their respective Affiliates; and any Person who was, at the time of the act or omission in question, such a Person.

         "DAMAGES":  As defined in Section 6.3(a).

         "DISABILITY": As set forth in the Marsh & McLennan Companies Benefit Program, or, if different, the employment agreement of a Tier 1 Partner or the Person with whom such Tier 1 Partner is Associated.

         "ESTATE PARTNER": Any trust or family partnership formed for the purpose of estate planning by a Tier 1 Partner to which such Tier 1 Partner transfers all or any portion of its interest in the Partnership pursuant to
Section 8.2 and which is designated on the Partnership Register as an Estate Partner.

         "EXCHANGE ACT":  The Securities Exchange Act of 1934, as amended.

         "FISCAL YEAR":  As defined in Section 1.3.

          "FUND": Collectively, MMC Capital Technology Fund II, L.P. (formerly known as Marsh & McLennan Capital Technology Venture Fund II, L.P.), a Delaware limited partnership, MMC Capital Tech Parallel Fund II, L.P., a Delaware limited partnership, and their successors and assigns.

          "FUND AGREEMENT": Collectively, the limited partnership agreement of MMC Capital Technology Fund II, L.P. (formerly known as Marsh & McLennan Capital Technology Venture Fund II, L.P.), a Delaware limited partnership, and MMC Capital Tech Parallel Fund II, L.P., a Delaware limited partnership, each as amended and restated from time to time.

          "GENERAL PARTNER": As defined in the preamble to this Agreement.

          "GOOD REASON": With respect to any Person Associated with a Tier 1 Partner or with respect to the Tier 1 Partner with which such Person is Associated, shall mean the occurrence of one or more of the following events (unless in the case of clause (a), (b), (c) or (d) below, such occurrence is cured by MMC Capital within 30 days of receipt of notice by MMC Capital regarding such occurrence) :

                    (a) a reduction in such Person's base salary or consulting fee; failure to pay to such Person, at the time such payments are required to be made, the bonus or performance payments, if any, described in such Person's employment or consulting agreement with MMC Capital; failure to award to such Person participation in future MMC Capital investments in accordance with such Person's employment or consulting agreement with MMC Capital, or make any required payments pursuant to such award; or the elimination of MMC equity opportunity referred to in such Person's employment or consulting agreement with MMC Capital;

                    (b) the failure to continue such Person in the position described in such Person's employment or consulting agreement with MMC Capital or a more senior position (unless MMC Capital has notified such Person in writing of the existence for the basis for Cause or as otherwise provided such Person's employment or consulting agreement with MMC Capital) or such Person's removal from such position;

                    (c) material diminution in such Person's duties, or assignment of duties materially inconsistent with such Person's position;

                    (d) relocation of such Person's principal office location other than as permitted pursuant to such Person's employment or consulting agreement with MMC Capital;

          (e) a Change in Control of MMC or a Change in Control of MMC Capital.

          "GP II": As defined in the preamble to this Agreement.

          "HOLDBACK ACCOUNT": As defined in Section 4.3(a).

          "HURDLE CLAWBACK AMOUNT": As defined in Section 4.4(b).

          "HURDLE HOLDBACK ACCOUNT": As defined in Section 4.3(b).

          "HURDLE RETURN": An internal rate of return equal to 20% per annum, compounded annually, on the aggregate interests of (A) GP II and M&M Vehicle, L.P. in the Partnership, and (B) Marsh & McLennan Risk Capital Holdings, Ltd. in the Fund, such rate of return calculated by taking into account (I) the amount and timing of Capital Contributions made by GP II and M&M Vehicle, L.P. to the Partnership, (II) the amount and timing of capital contributions made by Marsh & McLennan Risk Capital Holdings, Ltd. to the Fund, (III) the amount and timing of all distributions to GP II and M&M Vehicle, L.P. in respect of their Capital Contributions to the Partnership and in respect of their Points, and (IV) the amount and timing of all distributions to Marsh & McLennan Risk Capital Holdings, Ltd. in respect of its capital contributions to the Fund.

          "INITIAL AGREEMENT": As defined in the preamble to this Agreement.

          "INVESTMENT COMMITTEE": A committee of the Partnership formed to act pursuant to Section 5.2(e), consisting of one representative of each of the General Partners and other members designated by (and who shall be removable by) a majority of the General Partners, including GP II. The members are initially:
Charles A. Davis representing CD Tech Fund II, LLC; Stephen Friedman representing SF Tech Fund II, LLC; and A.J.C. Smith representing GP II; and, at the designation of the General Partners, Robi Blumenstein, Meryl D. Hartzband and Randall J. Wolf. The members will include: (A) upon the death or resignation of any member or the removal of such member by the General Partner such member represents, the successor to such member (I) selected by the General Partner that such member represented and (II) other than in the case of GP II, approved by a majority of the other General Partners; and (B) upon the admission of a General Partner pursuant to Section 8.1(c), a representative of such General Partner (I) selected by such General Partner and (II) approved by a majority of the other General Partners. Upon the death or resignation of any member designated by the General Partners in accordance with the provisions of the immediately preceding sentence or the removal of such member by a majority of the General Partners, including GP II, any successor to such member designated by a majority of the General Partners, including GP II.

         "LIMITED PARTNER":  As defined in the preamble to this Agreement.

          "MMC CAPITAL": MMC Capital, Inc. (formerly known as Marsh & McLennan Capital, Inc.), a Delaware corporation, and any successors and assigns thereof.

          "MMC CAPITAL CAUSE DETERMINATION" shall mean, with respect to any Tier 2 Limited Partner, (A) the conviction of such Tier 2 Limited Partner for any felony and (B) a determination (made in a reasonable manner) by the Tier 1 General Partners that such Tier 2 Limited Partner has committed one or more acts involving gross negligence or willful misconduct.

          "MMC": Marsh & McLennan Companies, Inc., a Delaware corporation, and any successors and assigns thereof.

          "MINIMUM ORDINARY POINTS": With respect to each Partner and as of any date, the minimum number of Ordinary Points that may be allocated to such Partner with respect to any Portfolio Investment to be made on or after such date.

        "MINIMUM SPECIAL POINTS": With respect to each Partner and as of any date, the minimum number of Special Points that may be allocated to such Partner with respect to any Portfolio Investment to be made on or after such date.

          "NET INVESTMENT PROFIT" and "NET INVESTMENT LOSS": As defined in the Fund Agreement.

          "NET PROFIT" and "NET LOSS": For any Period or any Fiscal Year, the net income or net loss of the Partnership for such Period or Fiscal Year (including the Net Profit and Net Loss of the Fund, as such terms are used in the Fund Agreement) other than net income or net loss derived directly or indirectly from Portfolio Investments, determined in accordance with Section 703(a) of the Code, including any items that are separately stated for purposes of Section 702(a) of the Code, as determined in accordance with federal income tax accounting principles with the following adjustments:

                    (i) any income of the Partnership that is exempt from federal income tax shall be included as income; and

                    (ii) any expenditures of the Partnership described in Code
          Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section
          1.704-1(b)(2)(iv)(i) shall be treated as current expenses.

          "ORDINARY POINTS": With respect to each Partner and as of any date, the number of Points that have been allocated to such Partner with respect to any Portfolio Investment and that have been designated as "Ordinary Points" in the Partnership Register.

          "PARTNER": As defined in the preamble to this Agreement.

          "PARTNERSHIP": As defined in the preamble to this Agreement.

          "PARTNERSHIP EXPENSES": The costs and expenses that, in the good faith judgment of the General Partners, arise out of or are incurred in connection with the organization and operation of the Partnership, including, without limitation, legal, and accounting expenses, extraordinary expenses and indemnification obligations.

          "PARTNERSHIP REGISTER": As defined in Section 1.1(c).

          "PERIOD": The period beginning on the day following any Adjustment Date (or, in the case of the first Period, beginning on the day of formation of the Partnership) and ending on the next succeeding Adjustment Date.

          "PERSON": Any individual, entity, corporation, company, partnership, association, limited liability company, joint-stock company, trust or unincorporated organization.

          "POINTS": As defined in Section 3.4(a).

          "PORTFOLIO COMPANY": As defined in the Fund Agreement.

          "PORTFOLIO INVESTMENT": As defined in the Fund Agreement.

          "PREFERENTIAL ALLOCATION AMOUNT": With respect to each Additional Partner indicated on the Partnership Register as being subject to the provision for Preferential Allocation and Distribution Amounts, an amount determined under the Option indicated for such Additional Partner on the Partnership Register and as set forth below:

                  OPTION 1 (PREFERENCE TO REFLECT ALL APPRECIATION; PAID OUT OF FUTURE INVESTMENTS): As of the date of an allocation made pursuant to
         Section 3.5(a)(ii) and only with respect to Portfolio Investments made on or after the date of admission of such Additional Partner, an amount equal to the excess of (A) solely with respect to Portfolio Investments made prior to, and disposed of after, the date of admission of such Additional Partner, the amounts that would have previously been allocated to such Additional Partner pursuant to Section 3.5(a)(ii) if such Additional Partner had been allocated with respect to all such Portfolio Investments (subject to Section 9.3(b)) the Minimum Ordinary Points and Minimum Special Points listed with respect to such Additional Partner on the Partnership Register as of the date of admission of such Additional Partner over (B) all amounts previously allocated to such Additional Partner pursuant to Section 3.5(a)(ii)(B).

                  OPTION 2 (PREFERENCE TO REFLECT APPRECIATION AFTER THE DATE OF ADMISSION; PAID OUT OF EXISTING INVESTMENTS): As of the date of an allocation made pursuant to Section 3.5(a)(ii) and only with respect to Portfolio Investments made prior to, but disposed of after, the date of admission of such Additional Partner, the amounts that would be allocated to each such Additional Partner pursuant to Section 3.5(a)(ii) with respect to such Portfolio Investment if such Portfolio Investment had been acquired on the date that such Additional Partner was admitted to the Partnership at a cost equal to its fair market value on such date and such Additional Partner had been allocated with respect to such Portfolio Investment (subject to Section 9.3(b)) the Minimum Ordinary Points and Minimum Special Points listed with respect to such Additional Partner on the Partnership Register as of the date of admission of such Additional Partner.

         "PREFERENTIAL DISTRIBUTION AMOUNT": With respect to each Additional Partner indicated on the Partnership Register as being subject to the provision for Preferential Allocation and Distribution Amounts, an amount determined under the Option indicated for such Additional Partner on the Partnership Register and as set forth below:

                  OPTION 1: As of the date of a distribution made pursuant to
         Section 4.2(b)(iii) and only with respect to Portfolio Investments made on or after the date of admission of such Additional Partner, an amount equal to the excess of (A) the cumulative amount of Net Investment Profit allocated to such Additional Partner pursuant to Section 3.5(a)(ii)(B) as of such date over (B) the cumulative amount distributed to such Additional Partner pursuant to Section 4.2(b)(iii)(B) as of such date (including, for the avoidance of doubt, any amount deemed distributed to such Additional Partner pursuant to
         Section 4.2(b)(iii)(B) by virtue of the placement of such amount into such Additional Partner's Holdback Account or Hurdle Holdback Account pursuant to Section 4.4).

                  OPTION 2: As of the date of a distribution made pursuant to
         Section 4.2(b)(iii) and only with respect to Portfolio Investments made prior to, but disposed of after, the date of admission of such Additional Partner, an amount equal to the excess of (A) the cumulative amount of Net Investment Profit allocated to such Additional Partner pursuant to Section 3.5(a)(ii)(B) as of such date over (B) the cumulative amount distributed to such Additional Partner pursuant to
         Section 4.2(b)(iii)(B) as of such date (including, for the avoidance of doubt, any amount deemed distributed to such Additional Partner pursuant to Section 4.2(b)(iii)(B) by virtue of the placement of such amount into such Additional Partner's Holdback Account or Hurdle Holdback Account pursuant to Section 4.4).

         "PRIME RATE":  As defined in the Fund Agreement.

         "PROCEEDING":  As defined in Section 6.3(a).

          "REMAINING CAPITAL COMMITMENT": For any Partner, the excess of (a) such Partner's Capital Commitment over (b) the aggregate amount of such Partner's Capital Contributions, as adjusted pursuant to Section 9.2.

          "SECRETARY OF STATE": As defined in the preamble hereto.

          "SECURITIES": Shares of capital stock, limited partner interests, limited liability company interests, warrants, options, bonds, notes, debentures and other securities and equity and debt interests of whatever kind of any Person, whether or not publicly traded or readily marketable.

          "SPECIAL POINTS": With respect to each Partner and as of any date, the number of Points that have been allocated to such Partner with respect to any Portfolio Investment and that have been designated as "Special Points" in the Partnership Register.

          "SPECIAL ASSIGNEE": As defined in Section 9.1.

          "SUBSCRIPTION AGREEMENTS": The subscription agreements between the Fund and each of its limited partners.


          "TEMPORARY INVESTMENT": As defined in the Fund Agreement.

          "TERM": As such term will be defined in the Fund Agreement.

          "TIER 1 GENERAL PARTNER": Each of SF Tech Fund II, LLC and CD Tech Fund II, LLC or any other General Partner admitted in accordance with Section 8.1(b) and listed on the Partnership Register as a Tier 1 General Partner.

          "TIER 1 PARTNER": Each of the Tier 1 General Partners, Stephen Friedman, Taravest Partners, and Charles A. Davis or any other Partner admitted in accordance with Section 8.1(a) and listed on the Partnership Register as a Tier 1 Partner.

          "TIER 2 PARTNER": Any Partner admitted in accordance with Section 8.1(a) and listed on the Partnership Register as a Tier 2 Partner.

          "TRANSFER": As defined in Section 8.2(a).

          "TREASURY REGULATIONS": The Regulations of the Treasury Department of the United States issued pursuant to the Code.

          "VALUE": As defined in the Fund Agreement, PROVIDED that the provisions of the Fund Agreement regarding the board of advisors of the Fund shall not apply to assets or Securities not held by the Fund.

                                  ARTICLE XII

                                  MISCELLANEOUS

          12.1 NOTICES. All notices, requests, demands and other communications relating to this Agreement shall be in writing and shall be deemed to have been duly given if (A) delivered in person, (B) mailed by registered or certified mail, return receipt requested and first-class postage paid, (C) mailed by overnight or next day express mail, or (D) sent by facsimile or email transmission and followed by a written or verbal confirmation of receipt by a General Partner or MMC Capital, as follows: (1) if to the Partners, at the addresses set forth on the Partnership's books and records, (2) if to the Partnership, at the address referred to in Section 1.4, or (3) to such other address as any Partner (or a General Partner on behalf of the Partnership) shall have last designated by notice to the Partnership and the other Partners, as the case may be. Notices given in person, or by facsimile or email transmission followed by confirmation of receipt, shall be deemed to have been made when given (and, in the case of facsimile or email, when sent PROVIDED that confirmation is obtained in accordance with clause (d) hereof). Notices mailed in accordance with the first sentence of this Section 12.1 shall be deemed to have been given and made three days following the date so mailed.

          12.2 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

          12.3 TABLE OF CONTENTS AND HEADINGS. The table of contents and the headings of the articles and sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

          12.4 SUCCESSORS AND ASSIGNS. Except as otherwise specifically provided herein, this Agreement shall be binding upon and inure to the benefit of the Partners and their legal representatives, heirs, administrators, executors, successors, and permitted assigns.

          12.5 SEVERABILITY. Every term and provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision will be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

          12.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, ALL RIGHTS AND REMEDIES BEING GOVERNED BY DELAWARE LAW, WITHOUT REGARD TO CONFLICTS OF LAWS RULES.

          12.7 CONFIDENTIALITY. Each Partner agrees that he, she or it shall keep confidential and not disclose to any third Person or use for his own benefit, without the written consent of the General Partners, any trade secrets or confidential or proprietary information with respect to the Partnership, the Fund or any Portfolio Company, or any of its or their Affiliates, PROVIDED that a Partner may disclose any such information (a) as has become generally available to the public other than as a result of a disclosure by a Partner or his or her representative, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or national (including, without limitation, foreign) regulatory body having or claiming to have jurisdiction over such Partner, (c) as may be required in response to any summons or subpoena or in connection with any litigation and (d) to the extent necessary in order to comply with any law, order, regulation or ruling applicable to such Partner, and PROVIDED FURTHER that, to the extent permitted by applicable law and not restricted by confidentiality or other agreements, arrangements or requirements to which the Partnership, any Portfolio Company, the Fund or any of their Affiliates are bound, such Partner may, after becoming a Special Assignee, disclose to third persons the performance of investments made by the Fund while, he, she or it was a Partner solely for the purpose of providing information relating to such Special Assignee's track record, but nothing in this proviso shall authorize any Partner or Special Assignee to retain or to disclose to any third Person any books, records, documents or other written materials held by such Partner or available to such Partner before becoming a Special Assignee containing information of the kind described in this sentence before the first proviso.

          12.8 SURVIVAL OF CERTAIN PROVISIONS. To the fullest extent permitted by law, the obligations of each Partner pursuant to Section 4.4, Article VI and
Section 12.7 shall survive the termination or expiration of this Agreement and the dissolution, winding up and termination of the Partnership.

          12.9 WAIVER OF PARTITION. Except as may be otherwise provided by law in connection with the dissolution, winding up and liquidation of the Partnership, each Partner hereby irrevocably waives any and all rights that he, she or it may have to maintain an action for partition of any of the Partnership's property.

          12.10 POWER OF ATTORNEY. Subject to Section 12.11, each Limited Partner does hereby irrevocably constitute and appoint each General Partner with full power of substitution, the true and lawful attorney-in-fact and agent of such Partner, to execute, acknowledge, verify, swear to, deliver, record and file, in his or her name, place and stead, all instruments, documents and certificates which may from time to time be required by the laws of the State of Delaware, the United States of America, the State of Connecticut, the State of New York, and any other jurisdiction in which the Partnership conducts or plans to conduct business, or any political subdivision or agency thereof, to effectuate, implement and continue the valid existence and business of the Partnership, including, without limitation, the power and authority to execute, verify, swear to, acknowledge, deliver, record and file:

                    (a) all certificates and other instruments, including, without limitation, any amendments to this Agreement or to the Certificate, that the General Partners deem appropriate to form, qualify or continue the Partnership as a limited partnership in the State of Delaware and all other jurisdictions in which the Partnership conducts or plans to conduct business;

                    (b) all instruments that the General Partners deem appropriate to reflect any amendment to this Agreement or the Certificate (I) to satisfy any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of the Securities and Exchange Commission, the Internal Revenue Service, or any other United States federal or state agency, or in any United States federal or state statute, compliance with which the General Partners deem to be in the best interests of the Partnership, (II) to change the name of the Partnership or (III) to cure any ambiguity or correct or supplement any provision herein or therein contained that may be incomplete or inconsistent with any other provision herein or therein contained;

                    (c) all conveyances and other instruments that the General Partners deem appropriate to reflect and effect the dissolution and termination of the Partnership pursuant to the terms of this Agreement, including, without limitation, the filing of a certificate of cancellation as provided for in Article X;

                    (d) all instruments relating to duly authorized (I) Transfers of interests of Partners, (II) admissions of Additional Partners, (III) changes in the Capital Commitment, Minimum Ordinary Points, Minimum Special Points or Points of any Partner or (IV) duly adopted amendments to this Agreement, all in accordance with the terms of this Agreement;

                    (e) certificates of assumed name and such other certificates and instruments as may be necessary under the fictitious or assumed name statutes from time to time in effect in the State of Delaware, the State of Connecticut, the State of New York and any other jurisdiction in which the Partnership conducts or plans to conduct business; and

                    (f) any other instruments determined by the General Partners to be necessary or appropriate in connection with the proper conduct of the business of the Partnership and that do not adversely affect the interests of the Partners.

         Such attorney-in-fact and agent shall not, however, have the right, power or authority to amend or modify this Agreement when acting in such capacities, except to the extent authorized herein. This power of attorney shall not be affected by the subsequent disability or incompetence of the principal.

         The power of attorney granted herein shall be deemed to be coupled with an interest, shall be irrevocable, shall survive the death, dissolution, bankruptcy or legal disability of each of the Partners and shall extend to their successors and assigns. The power of attorney granted herein may be exercised by such attorney-in-fact and agent for all Partners of the Partnership (or any of them) by listing all (or any) of such Partners required to execute any such instrument on the signature page of such instrument, and signing such instrument at the end of such list, acting as attorney-in-fact. Any person dealing with the Partnership may conclusively presume and rely upon the fact that any instrument referred to above, executed by such attorney-in-fact and agent, is authorized, regular and binding, without further inquiry. If required, the Partners shall execute and deliver to the Partnership, within five Business Days after receipt of a request therefor, such further designations, powers of attorney or other instruments as the General Partners shall reasonably deem necessary for the purposes hereof.

          12.11 MODIFICATIONS. Except as otherwise expressly provided herein, this Agreement may be modified or amended, and any provision hereof may be waived only upon the written consent of each of the General Partners, PROVIDED that no such modification, amendment or waiver that would (A) adversely alter
(I) any Partner's economic interest in the Partnership (including, without limitation, such Partner's Capital Commitment, Minimum Ordinary Points, Minimum Special Points, Ordinary Points and Special Points allocated with respect to any Portfolio Investment, Capital Contribution, obligations pursuant to Section 4.4, or right to or timing of distributions), voting rights contained in Article V hereof (solely with respect to General Partners), rights under the liability, exculpation and indemnification provisions in Article VI hereof, right to receive information, or the definition of Partnership Expenses or (II) the tax consequences to such Partner relating to the Partnership which would discriminate against such Partner vis-a-vis the other Partners, as applicable, or (B) extend or increase any financial obligation or liability of such Partner, shall be effective without the consent, in each case, of such Partner, as applicable.

          12.12 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the Partners with respect to the subject matter hereof and supersedes any prior agreement or understanding, both written and oral, among them with respect to such subject matter.

          12.13 FURTHER ACTIONS. Each Partner shall execute and deliver such other certificates, agreements and documents, and take such other actions, as may reasonably be requested by the Partnership in connection with the formation of the Partnership and the achievement of its purposes, including, without limitation, (A) any documents that the General Partners deem necessary or appropriate to form, qualify or continue the

Partnership as a limited partnership in all jurisdictions in which the Partnership conducts or plans to conduct business and (B) all such agreements, certificates, tax statements and other documents as may be required to be filed in respect of the Partnership.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written, and have indicated their Capital Commitments in the spaces below provided next to their names.

GENERAL PARTNERS
                                         MARSH & McLENNAN TECH GP II, INC.



$                                          By:
 --------------------                          ---------------------------
  Capital Commitment                           Name:
                                               Title:




                                           SF TECH FUND II, LLC



$                                          By:
 --------------------                         ----------------------------
  Capital Commitment                           Name:
                                               Title:




                                           CD TECH FUND II, LLC



$                                          By:
 --------------------                         ----------------------------
  Capital Commitment                           Name:
                                               Title:

                                LIMITED PARTNERS


                                       2